                                                                    EXHIBIT 10.3

                           ASSET PURCHASE AGREEMENT
                           ------------------------


     THIS AGREEMENT is dated as of the 1/st/ day of June, 1997, by and between Converse Inc., a Delaware corporation (the "Buyer") and Exeter Research, Inc., a Delaware corporation (the "Seller") ("Agreement").

     WHEREAS, the Seller desires to sell and the Buyer desires to purchase certain assets currently owned by the Seller;

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Buyer and the Seller agree as follows:

     1.     PURCHASE AND SALE.

            Acquired Assets.  Subject to the terms and conditions set forth in
            ---------------
this Agreement, the Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and take assignment and delivery of all of the assets set forth in Exhibit A (all of which assets are hereinafter referred to collectively as the "Acquired Assets").

     2. PURCHASE PRICE. The buyer shall pay to the Seller $152,187.00 for the Acquired Assets (the "Purchase Price"). The Purchase Price shall be paid upon execution of this Agreement in immediately available funds.

     3. DELIVERY OF TITLE. The Seller shall duly execute and deliver to the Buyer or its nominee of nominees such deeds, bills of sale, certificates of title and other instruments of assignment or transfer with respect to the Acquired Assets as the Buyer may reasonably request and as may be necessary to vest in the Buyer good record and marketable title to all of the Acquired Assets.

     4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer as follows:

     4.1    Authority of Seller.  The Seller has all requisite power and
            -------------------
authority to own and hold the Acquired Assets, to execute and deliver this Agreement and to carry out all actions required of it pursuant to the terms of this Agreement.

     4.2    Approvals of Seller; Binding Effect.  The Seller has obtained all
            -----------------------------------
necessary authorizations and approvals from its Board of Directors and stockholders required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

     4.3    Title to Acquired Assets.  The Seller is the lawful owner of, has
            ------------------------
good and valid record and marketable title to, and has the full right to sell, convey, transfer, assign and deliver the Acquired Assets, without any restrictions of any kind whatsoever and all of the Acquired Assets are entirely free and clear of any security interests, liens, claims, charges, options, mortgages, debts, leases (or subleases), conditional sales agreements, title retention agreements, encumbrances of any kind or restrictions against the transfer or assignment thereof (collectively, "Encumbrances"), and, there are no filings in any registry of deeds in any jurisdiction or under the Uniform Commercial Code or similar statute in any jurisdiction showing the Seller as debtor which create or perfect or which purport to create or perfect any Encumbrance in or on any of the Acquired Assets. The Seller will convey the Acquired Assets to the Buyer by deeds, bills of sale, certificates of title and instruments of assignment and transfer effective to vest in the Buyer, and the Buyer will have, good and valid record and marketable title to all of the Acquired Assets, free and clear of all Encumbrances.

     5.     REPRESENTATIONS AND WARRANTIES OF THE BUYER.  The
Buyer represents and warrants to the Seller as follows:

     5.1    Organization and Standing of Buyer.  The Buyer is a corporation duly
            ----------------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Delaware. The Buyer has full power and authority under its Certificate of Incorporation and By-Laws and applicable laws to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     5.2    Corporate Approval; Binding Effect.  The Buyer has obtained all
            ----------------------------------
necessary authorizations and approvals required for the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms.

     5.3    Buyer's Due Diligence.  The Buyer is familiar with the Acquired
            ---------------------
Assets and has received an independent appraisal of the Acquired Assets.

     6. INDEMNIFICATION. The Seller agrees to defend, indemnify and hold the Buyer harmless from and against any and all liabilities, claims, losses, damages, deficiencies, obligations, costs and expenses (including, without limitation, reasonable attorneys fees) arising out of the sale of the Acquired Assets which arise directly or indirectly from the use of the Acquired Assets prior to the date of this Agreement, including but not limited to, failure to comply with the New Hampshire bulk sales laws.

     7.     GENERAL.

     7.1    Notices.  All notices, demands and other communications hereunder
            -------
shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or sent by written telecommunication, as follows:

     If to the Seller, to:

     Exeter Research, Inc.
     8 Chestnut Street
     Exeter, NH 03833-1859
     Attention:  Ned Frederick

     If to Buyer, to:

     Converse Inc.
     One Fordham Road
     North Reading, MA 01864
     Attention:  Jack A. Green, Senior Vice President General Counsel
                 and Secretary

     7.2    Entire Agreement.  This Agreement contains the entire understanding
            ----------------
of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

     7.3    Governing Law.  The validity and construction of this Agreement
            -------------
shall be governed by the laws of the Commonwealth of Massachusetts.

     7.4    Sections and Section Headings.  All enumerated subdivisions of this
            -----------------------------
Agreement are herein referred to as "Sections" or "subsections." The headings of Sections and subsections are for reference only and shall not limit or control the meaning thereof.

     7.5    Assigns.  This Agreement shall be binding upon and inure to the
            -------
benefit of the assignees and successors of each of the parties. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto.

     7.6    Further Assurances.  From time to time, at the request of the Buyer
            ------------------
and without further consideration, the Seller shall execute and deliver such further instruments of conveyance and transfer and take such other actions as the Buyer may reasonably require more effectively to convey and transfer any of the Acquired Assets to the Buyer. The Seller and the Buyer shall also execute and deliver to the appropriate other party such other instruments as may be reasonably required in connection with the performance this Agreement and each shall take all such further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

     7.7    Tax Treatment.  The Buyer and the Seller shall treat and report the
            -------------
transactions contemplated by this Agreement in all respects consistently for purposes of any federal, state or local tax, including without limitation, with respect to calculation of gain, loss and basis with reference to the Purchase Price allocations made pursuant to Section 2 hereof. The parties hereto shall not take any actions or positions inconsistent with the obligations set forth herein.

     7.8    No Implied Rights or Remedies.  Except as otherwise expressly
            -----------------------------
provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Seller and the Buyer, any rights or remedies under or by reason of this Agreement.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.


                         CONVERSE INC.


                         By:  /s/ Glenn N. Rupp
                              -----------------
                              Glenn N. Rupp, CEO & Chairman
                              of the Board

                         EXETER RESEARCH, INC.


                         By:  /s/ Edward C. Frederick
                              -----------------------
                              Edward C. Frederick, President